SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2006

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208-8 King Street East , Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 20, 2006, the Company was advised by its independent accountant, PricewaterhouseCoopers LLP, that in its view under GAAP, previously expensed amounts related to recent mineral property acquisitions are required to be capitalized. The Company engaged PricewaterhouseCoopers as its auditor on August 10, 2006 and PricewaterhouseCoopers reviewed the financial statements for the quarterly period ended June 30, 2006 as required by Item 310 of Regulation S-B.

The Company previously accounted for its acquisition of mineral rights during fiscal 2006 by capitalizing mineral rights consistent with SFAS 144 and then subsequently taking an impairment charge against these capitalized rights. Upon further review of the relevant authoritative guidance and discussions with its auditors, the Company has concluded that acquired mineral rights should continue to be reflected on the balance sheet at their historical acquisition costs without any impairment provision.

Authorized officers of the Company have discussed the matters disclosed in this Item 4.02 with its independent accountant, PricewaterhouseCoopers.

As disclosed in the Company’s third quarter 2006 interim report, the Company has recognized $28,988,058 in mineral and exploration properties and rights in the Company’s interim consolidated balance sheet as at September 30, 2006. The Company will restate its financial statements for the first and second quarters of fiscal 2006 and amend its quarterly report on Form 10-QSB for the period ended March 31, 2006, its quarterly report on Form 10-QSB for the period ended June 30, 2006, and file a post-effective amendment to the Registration Statement filed on Form SB-2 (File No. 333-136140). The impact of first and second quarter 2006 financial statement adjustments will be to increase mineral and exploration rights within the Company’s balance sheet at March 31, 2006 and June 30, 2006 and decrease the Company’s net loss for the interim periods then ended.

On November 22, 2006 the Company provided its independent accountant with its disclosures in this Form 8-K disclosing the non-reliance on previously issued financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ James Randall Martin
James Randall Martin
Chief Executive Officer
Date: November 22, 2006